Exhibit 9(xix) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K
                                     FORM OF
                                 Amendment #1 to
                                    EXHIBIT 1
                              to the Agreement for
                            Fund Accounting Services,
                             Administrative Services
                                       and
                            Transfer Agency Services

      The Agreement for Fund Accounting Services, Administrative Services and Transfer Agency Services dated December 4, 1997 among THE WACHOVIA FUNDS, THE WACHOVIA MUNICIPAL FUNDS and FEDERATED SERVICES COMPANY shall apply to the following Portfolios:

Wachovia Money Market Fund
      (Investment Shares)
      (Institutional Shares)
Wachovia Tax-Free Money Market Fund
      (Investment Shares)
      (Institutional Shares)
Wachovia U.S. Treasury Money Market Fund
      (Institutional Shares)
      (Investment Shares)
Wachovia Prime Cash Management Fund
      (Institutional Shares)
Wachovia Balanced Fund
      Class A Shares*
      Class B Shares
      Class Y Shares
Wachovia Equity Fund
      Class A Shares*
      Class B Shares
      Class Y Shares
Wachovia Equity Index Fund
      Class A Shares*
      Class B Shares
      Class Y Shares
Wachovia Fixed Income Fund
      Class A Shares*
      Class B Shares
      Class Y Shares
Wachovia Short-Term Fixed Income Fund
      Class A Shares*
      Class B Shares
      Class Y Shares


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Wachovia Special Values Fund
      Class A Shares*
      Class B Shares
      Class Y Shares
Wachovia Quantitative Equity Fund
      Class A Shares*
      Class B Shares
      Class Y Shares
Wachovia Emerging Markets Fund
      Class A Shares*
      Class B Shares
      Class Y Shares
Wachovia Georgia Municipal Bond Fund
      Class A Shares
      Class B Shares
      Class Y Shares
Wachovia North Carolina Municipal Bond Fund
      Class A Shares
      Class B Shares
      Class Y Shares
Wachovia South Carolina Municipal Bond Fund
      Class A Shares
      Class B Shares
      Class Y Shares
Wachovia Growth & Income Fund
      Class A Shares
      Class B Shares
      Class Y Shares
Wachovia Virginia Municipal Bond Fund
      Class A Shares
      Class B Shares
      Class Y Shares
*Existing Shares were redesignated as Class A Shares

I. General Fee

For all Fund Accounting, Administrative, and Transfer Agency Services provided pursuant to this Agreement, the Investment Company agrees to pay and the Company hereby agrees to accept as full compensation for its services rendered hereunder a fee as follows:

      With respect to Wachovia Prime Money market Fund ... ______ basis points on average daily net assets.

      With respect to all other Funds ... ______ basis points on average daily net assets up to $3.5 billion and _____ basis points on average daily net assets over $3.5 billion.

II. Fund Accounting Services Out-of-Pocket Expenses

Out-of-pocket expenses include, but are not limited to, the following: postage (including overnight courier service), statement stock, envelopes, telephones, telecommunication charges (including FAX), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific system enhancements ,access to the shareholder recordkeeping system, security pricing services, variable rate change notification services, paydown factor notification services

III. Transfer Agency Services Out-of-Pocket Expenses

Out-of-pocket expenses include but are not limited to postage (including overnight courier service), statement stock, envelopes, telecommunication charges (including Fax), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific enhancements, disaster recovery, closed account fees, processing fees (including check encoding), and expenses incurred at the specific direction of the Fund. Postage for mass mailings is due seven days in advance of the mailing date.

IV.  Payment

Payment is due thirty days after the date of the invoice.

   IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of , 199 .


                                          THE WACHOVIA FUNDS
                                          THE WACHOVIA MUNICIPAL FUNDS


                                          By:
                                          Name:
                                          Title:

                                          FEDERATED SERVICES COMPANY


                                          By:
                                          Name:
                                          Title: